UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 29, 2005
LHC Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	8082 (Commission File Number)	71-0918189 (I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA (Address of Principal Executive Offices)	70503 (Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE, DATED DECEMBER 29, 2005

Item 8.01 OTHER EVENTS
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-99.1 PRESS RELEASE DATED DECEMBER 29, 2005
Item 8.01 Other Events.
     On December 29, 2005, LHC Group, Inc. (the “Company”) issued a press release announcing its intention to acquire a 67% ownership interest in Infirmary Home Health (“Infirmary”), a leading provider of home health care services in southwestern Alabama.
     The transaction is expected to be completed in early February 2006. Infirmary, a subsidiary of Infirmary Health Systems based in Mobile, Alabama, is expected to report approximately $8 million in annual revenue for the 2005 fiscal year. Infirmary currently operates two home health care agencies in Alabama, one based in Mobile County and another based in Clark County. The terms of the transaction were undisclosed in accordance with the Company’s agreement with Infirmary.
Item 9.01 Financial Statements and Exhibits.
     A copy of the Company’s press release concerning intent to acquire Infirmary is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ R. Barr Brown
R. Barr Brown
Senior Vice President and Chief Financial Officer

Dated: January 4, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated December 29, 2005